EXECUTION COPY

                                 AMENDMENT NO. 1
                                       TO
                             THE METRIS MASTER TRUST
           SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT


     THIS AMENDMENT NO. 1 TO THE METRIS MASTER TRUST SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of June 14, 2002 (this "Amendment No. 1") is by and among METRIS RECEIVABLES, INC., as transferor (the "Transferor"), DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION, as servicer (the "Servicer"), and U.S. BANK NATIONAL ASSOCIATION, as trustee (the "Trustee").

     WHEREAS the Transferor, the Servicer and the Trustee have executed that certain Second Amended and Restated Pooling and Servicing Agreement, dated as of January 22, 2002 (the "Pooling and Servicing Agreement");

     WHEREAS the Transferor, the Servicer and the Trustee wish to amend the Pooling and Servicing Agreement as provided herein;

     NOW THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree to amend the provisions of the Pooling and Servicing Agreement as follows:

     SECTION 1. Amendment of Section 1.1. (a) Section 1.1 of the Pooling and Servicing Agreement shall be and hereby is amended by adding the following definition, which shall read in its entirety as follows:

                           "Interchange" shall mean all interchange fees payable to the Transferor pursuant to the Purchase Agreement.

     (b) Section 1.1 of the Pooling and Servicing Agreement shall be and hereby is amended by deleting the definition of "Finance Charge Collections" in its entirety and by inserting in its place the following definition, which shall read in its entirety as follows:

                           "Finance Charge Collections" shall mean (i) with respect to any Business Day, the sum of (x) Collections received by the Servicer with respect to Finance Charge Receivables on such Business Day, plus (y) Recoveries, plus (z) investment earnings on amounts credited to the Excess Funding Account and (ii) with respect to any Monthly Period, Interchange received with respect to such Monthly Period.

     SECTION 2. Amendment of Section 2.1. Section 2.1 of the Pooling and Servicing Agreement shall be and hereby is amended by deleting the first paragraph thereof in its entirety and by inserting in its place the following:

                           Section 2.1 Conveyance of Receivables. The Transferor does hereby transfer, assign, set-over, and otherwise convey to the Trustee, without recourse, all of its right, title and interest in, to and under (i) in the case of Receivables arising in the Accounts designated on the Initial Closing Date (including Transferred Accounts related to such Accounts), the Receivables existing at the close of business on the Initial Closing Date and thereafter created from time to time in such Accounts until the termination of the Trust, (ii) in the case of Receivables arising in the Additional Accounts and the Supplemental Accounts (including Transferred Accounts related to such Additional Accounts and Supplemental Accounts), the Receivables existing at the close of business on the applicable Addition Cut-Off Date and thereafter created from time to time in such Accounts until the termination of the Trust, (iii) all Interchange allocable to the Trust as provided herein, (iv) all monies and investments due or to become due with respect to all of the foregoing (including, without limitation, the right to any Finance Charge Receivables, any Collections, and any Recoveries), (v) all proceeds of all of the foregoing, (vi) the Purchase Agreement and (vii) the Bank Receivables Purchase Agreement to the extent that it relates to all of the foregoing. Such property, together with all monies and investments on deposit, from time to time, in the Collection Account, the Excess Funding Account, the Series Accounts maintained for the benefit of the Securityholders of any Series of Securities, any Enhancement and all monies available under any Enhancement, to be provided for any Series for payment to the Securityholders of such Series, shall constitute the assets of the Trust (collectively, the "Trust Property"). The foregoing transfer, assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Trust, the Trustee or any Investor Securityholder of any obligation of the Transferor, the Servicer, the applicable Credit Card Originator or any other Person in connection with the Accounts or any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligors, merchant banks, merchant clearance systems, VISA USA, Inc., MasterCard International, Incorporated or insurers, or in connection with the Purchase Agreement or the Bank Receivables Purchase Agreement.

     SECTION 3. Amendment of Section 2.5. Section 2.5 of the Pooling and Servicing Agreement shall be and hereby is amended by adding the following at the end of Section 2.5, immediately after subsection 2.5(g), which shall read in its entirety as follows:

                  (h) Interchange. On or before each Determination Date, the Transferor shall notify the Servicer of the amount of Interchange to be included as Finance Charge Collections with respect to the preceding Monthly Period, which shall be equal to the amount of Interchange paid to the Transferor or its designee pursuant to the Purchase Agreement with respect to such Monthly Period. On or before each Transfer Date, the Transferor shall pay to the Servicer the amount of Interchange to be so included as Finance Charge Collections allocable to the Investor Securities with respect to the preceding Monthly Period.

     SECTION 4. Amendment of Section 4.3. (a) Section 4.3 shall be and hereby is amended by deleting the first paragraph of subsection 4.3(a) and by inserting in its place the following:
                           (a) Collections. Obligors shall make payments on the Receivables to the Servicer who shall deposit all such payments in the Collection Account no later than the second Business Day following the Date of Processing thereof. On or before each Transfer Date, the Servicer shall deposit Finance Charge Collections consisting of Interchange with respect to the preceding Monthly Period in the Collection Account, in immediately available funds, to be treated as Finance Charge Collections available to be applied in accordance with this Article IV and the related Supplement on the last Business Day of such preceding Monthly Period.

                  (b) Section 4.3 shall be and hereby is further amended by deleting subsection 4.3(b) in its entirety and by inserting in its place the following:

                           (b) Allocations for the Holder of the Exchangeable Transferor Security. Throughout the existence of the Trust, unless otherwise stated in any Supplement, on each Business Day or, in the case of any Finance Charge Collections consisting of Interchange, on or before each Transfer Date, the Servicer shall allocate to the Holder of the Exchangeable Transferor Security an amount equal to the product of
         (A) the Transferor Percentage as of the end of the preceding Business Day and (B) the aggregate amount of Principal Collections and Finance Charge Collections available in the Collection Account. The Servicer shall pay such amount to the Holder of the Exchangeable Transferor Security on each Business Day or, in the case of any Finance Charge Collections consisting of Interchange, on or before each Transfer Date; provided, however, that amounts payable to the Holder of the Exchangeable Transferor Security pursuant to this clause (b) shall instead be deposited in the Excess Funding Account to the extent necessary to prevent the Transferor Interest from being less than the Minimum Transferor Interest.

                  (c) Section 4.3 shall be and hereby is further amended by deleting the first sentence of subsection 4.3(c) and by inserting in its place the following:

         On each Business Day or, in the case of any Finance Charge Collections consisting of Interchange, on or before each Transfer Date, (i) the amount of Finance Charge Collections available in the Collection Account allocable to each Series, (ii) the amount of Principal Collections available in the Collection Account allocable to each Series and (iii) the Receivables in Defaulted Accounts allocable to each Series shall be determined in accordance with the provisions of the related Supplement.

     SECTION 5. Amendment of Exhibit H. Exhibit H to the Pooling and Servicing Agreement shall be and hereby is amended by deleting subsection 3(a) thereof in its entirety and by inserting in its place the following:

                 (a) The Transferor does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse except as provided in the Pooling and Servicing Agreement, all of the Transferor's right, title and interest in, to and under (i) the Receivables existing in the Supplemental Accounts at the close of business on the Addition Cut-Off Date and thereafter created from time to time in the Supplemental Accounts until the termination of the Trust, (ii) all Interchange allocable to such Receivables, (iii) all monies and investments due or to become due with respect to all of the foregoing (including, without limitation, the right to any Finance Charge Receivables, any Collections and any Recoveries), and (iv) all proceeds of all of the foregoing (collectively, the "Additional Transferred Assets").

     SECTION 6. Amendment of Exhibit J. Exhibit J to the Pooling and Servicing Agreement shall be and hereby is amended by deleting Section 3 thereof in its entirety and by inserting in its place the following:

                           3.       Reconveyance of Receivables.


                           (a) The Trustee does hereby reconvey to the Transferor, without recourse, all of the Trustee's right, title and interest in, to and under, and the Trustee does hereby release its lien on and security interest in, (i) the Receivables existing in the Removed Accounts at the close of business on the Removal Cut-Off Date and thereafter created from time to time in the Removed Accounts, (ii) all Interchange allocable to such Receivables, (iii) all monies and investments due or to become due with respect to all of the foregoing (including, without limitation, the right to any Finance Charge Receivables, any Collections and any Recoveries), and (iv) all proceeds of all of the foregoing.

                           (b) In connection with the foregoing reconveyance, the Trustee agrees to authorize, execute and deliver to the Transferor one or more termination statements (and financing statements or amendments) as may be reasonably requested by the Transferor.

     SECTION 7. Effectiveness. The amendments provided for by this Amendment No. 1 shall become effective upon the occurrence of the following:

     (a) Receipt by the Transferor of written confirmation from each Rating Agency to the effect that the terms of this Amendment No. 1 will not result in a reduction or withdrawal of the rating of any outstanding Series or any Class of any Series to which it is a Rating Agency.

     (b) An Officer's Certificate from the Transferor delivered to the Trustee to the effect that the terms of this Amendment No. 1 will not materially and adversely affect the interests of the Securityholders.

     (c) An Opinion of Counsel addressed to the Trustee to the effect that the terms of this Amendment No. 1 will not cause the Trust to be characterized for Federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the Federal income taxation of any outstanding Series of Investor Securities or any Security Owner.

     (d) Counterparts of this Amendment No. 1, duly executed by the parties hereto.

     SECTION 8. Pooling and Servicing Agreement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Pooling and Servicing Agreement shall remain in full force and effect. All references to the Pooling and Servicing Agreement in any other document or instrument shall be deemed to mean such Pooling and Servicing Agreement as amended by this Amendment No. 1. This Amendment No. 1 shall not constitute a novation of the Pooling and Servicing Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Pooling and Servicing Agreement, as amended by this Amendment No. 1, as though the terms and obligations of the Pooling and Servicing Agreement were set forth herein.

     SECTION 9. Counterparts. This Amendment No. 1 may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

     SECTION 10. Governing Law. THIS AMENDMENT NO. 1 SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. The undersigned hereby declare that it is their intention that this Amendment No. 1 shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees
(a) that this Amendment No. 1 involves at least $100,000.00, and (b) that this Amendment No. 1 has been entered into by the parties hereto in express reliance upon 6 Del. C. ss. 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b) (1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and
(2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b) (1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party that has not as of the date hereof already duly appointed such an agent does hereby appoint RL&F Service Corp., One Rodney Square, Tenth Floor, Wilmington, New Castle County, Delaware 19801, as such agent.

     SECTION 11. Defined Terms and Section References. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement. All Section or subsection references herein shall mean Sections or subsections of the Pooling and Servicing Agreement, except as otherwise provided herein.


                            [Signature Page Follows]











                  IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Amendment No. 1 to be duly executed by their respective officers as of the day and year first above written.

                            METRIS RECEIVABLES, INC.,
                             Transferor

                            By:  /s/Ralph A. Than
                                 Name:Ralph A. Than
                                 Title:Sr. Vice President, Treasurer

                            DIRECT MERCHANTS CREDIT CARD BANK,
                            NATIONAL ASSOCIATION,
                             Servicer

                            By:  /s/Ralph A. Than
                                 Name: Ralph A. Than
                                 Title: Sr. Vice President, Treasurer and
                                        Cashier

                            U.S. BANK NATIONAL ASSOCIATION,
                             Trustee


                            By:  /s/Shannon M. Rantz
                                 Name:Shannon M. Rantz
                                 Title:Assistant Vice President